                                                                     EXHIBIT 4.5

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                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                          VITAS HEALTHCARE CORPORATION,
                               HUGH A. WESTBROOK,
                               CAROLE S. WESTBROOK
                                       AND
                         THE INVESTORS IDENTIFIED HEREIN



                         -------------------------------

                                  June 4, 1993

                         -------------------------------


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - BOARD OF DIRECTORS .........................................      2
      1.1   Designees of Investors .....................................      2
            1.1.1  Principal Investors of Investor Group Each
                   Entitled to Designate One Director ..................      2
            1.1.2  Certain Resignations or Removals ....................      2
            1.1.3  Filling Vacancies ...................................      3
            1.1.4  Notice of Meetings; Expenses ........................      3
      1.2   Covenant to Vote ...........................................      3
      1.3   No Voting or Conflicting Agreements ........................      4
      1.4   Actions Consistent with Agreement ..........................      4

ARTICLE II - LIMITATION OF CONVERSION SHARES VOTING POWER ..............      4
      Limitation of Voting Power .......................................      4
      a.    Definitions ................................................      4
            i.    Voting Percentage ....................................      5
            ii.   Total Common Votes ...................................      6
            iii.  Total Conversion Share Common Votes ..................      6
      b.    Application of Restrictions ................................      6

ARTICLE III - RESTRICTIONS ON TRANSFERS AND ISSUANCES OF STOCK .........      6
     3.1   General Prohibition on Transfers by Investors ...............      6
            3.1.1    Transfers in Accordance with Agreement ............      6
            3.1.2    Transferee to Execute a Counterpart of this
                     Agreement .........................................      6
            3.1.3    Legend on Stock Certificate .......................      6
     3.2   Compliance with Securities Laws .............................      7
     3.3   Permitted Transfers .........................................      7
     3.4   Right of First Refusal ......................................      8
     3.5   Investor Group's Right to Purchase ..........................      9
            3.5.1    Company Notice ....................................      9
            3.5.2    Designation of Investor Group as Designee .........     10
            3.5.3    Allocation of Right to Purchase ...................     11
                     3.5.3.1  Notice of Final Allocation of
                              Investor First Refusal Shares ............     12
            3.5.4    Seller's  Right to Transfer .......................     12
            3.5.5    First Refusal Shares Other Than Investor
                     First Refusal Shares ..............................     12
            3.5.6    Representations and Covenant of the
                     Company ...........................................     12
                     3.5.6.1  Representations ..........................     12
                     3.5.6.2  Covenants ................................     13
      3.6   Sales of Restricted Stock ..................................     13
            3.6.1    "Tag Along" Rights ................................     14
                     3.6.1.1  Delivery of Investor Purchase Offer ......     14
                     3.6.1.2  Reduction in Offered Shares ..............     15
                     3.6.1.3  Failure to Consummate Transfer ...........     15


                                       (i)

                     3.6.1.4  Right to Abandon Transfer ................     16
                     3.6.1.5  Provisions Inapplicable to Section
                              3.5 Transfers ............................     16
                     3.6.1.6  Closing of Purchase ......................     17
            3.6.2    Definition ........................................     17
      3.7   Form of Consideration for Stock ............................     17
      3.8   Merger Transaction .........................................     17
      3.9   Issuance of New Securities .................................     18
            3.9.1    Definitions .......................................     18
            3.9.2    Notice ............................................     19
            3.9.3    Closing ...........................................     19
      3.10  Conflict ...................................................     19
      3.11  Agreement on File ..........................................     20

ARTICLE IV - INFORMATION RIGHTS ........................................     20
      4.1   Investor Financial Information .............................     20
            4.1.1    Quarterly Statements ..............................     20
            4.1.2    Annual Statements .................................     20
            4.1.3    Other Reports .....................................     20
      4.2   Director Materials .........................................     21
            4.2.1    Monthly Financial Statements ......................     21
            4.2.2    Business Plan; Projections ........................     21
            4.2.3    Audit Reports .....................................     21
            4.2.4    Requested Information .............................     21

ARTICLE V - REPRESENTATIONS, WARRANTIES AND ADDITIONAL
            COVENANTS ..................................................     21
      5.1   Representations of the Investors ...........................     21
      5.2   Representation of the Company ..............................     22
      5.3   Additional Covenants of the Investors ......................     22

ARTICLE VI - MISCELLANEOUS .............................................     23
      6.1   Term .......................................................     23
      6.2   Injunctive Relief ..........................................     23
      6.3   Notices ....................................................     23
      6.4   Successors and Assigns .....................................     24
      6.5   Governing Law ..............................................     24
      6.6   Headings; Schedules ........................................     24
      6.7   Gender; Number .............................................     25
      6.8   Entire Agreement; Modification .............................     25
      6.9   Certain Definitions ........................................     25
      6.10  Counterparts ...............................................     25

SCHEDULE A .............................................................     30
SCHEDULE B .............................................................     31
SCHEDULE 1 .............................................................     32
SCHEDULE 2 .............................................................     33


                                      (ii)

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is dated June 4, 1993 by and among VITAS HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), HUGH A. WESTBROOK, a resident of the State of Florida ("Westbrook"), CAROLE S. WESTBROOK, a resident of the State of Florida ("Carole Westbrook"), and the INVESTORS identified on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors" or the "Investor Group"). This Agreement shall become effective on the date of, and simultaneously with, the closing of the transactions under the Stock Purchase Agreement (as defined below) (the "Closing Date").

                                 R E C I T A L S

      A. The Company is, as of the date hereof, issuing to the Investor Group, subject to the terms and conditions of a Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), 262,500 shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock")

      B. The Series B Preferred Stock may be converted into shares of the Company's common stock, par value $.001 per share ("Common Stock") (the shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock are referred to herein as "Conversion Shares"). The Investor Group has agreed to restrict the voting of certain voting securities of the Company as provided herein and in the Certificate of Designation, Preferences and Other Rights of the Series B Preferred Stock, and to restrict the sale or other disposition of certain voting securities of the Company as provided herein.

      C. Westbrook is one of the Company's co-founders, directors and executive officers, and Westbrook and Carole Westbrook are among the principal stockholders of the Company (Westbrook and Carole Westbrook are referred to herein as the "Principal Stockholders"). The Principal Stockholders have agreed to restrict the sale or other disposition of capital stock of the Company owned or hereafter acquired by them as provided herein.

      In consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

                                    ARTICLE I

                               BOARD OF DIRECTORS

      1.1 Designees of Investors.

            1.1.1 Principal Investors of Investor Group Each Entitled to Designate One Director. Concurrently with the closing of the Stock Purchase Agreement, one designee of Galen Partners II, L.P. and Galen Partners International II, L.P. (together "Galen") and one designee of Warburg, Pincus Investors, L.P. ("Warburg Pincus", together with Galen, the "Principal Investors"), on behalf of the Investor Group, shall each be appointed as directors of the Company, one in Class II, the directors of which have terms expiring in 1995, and one in Class III, the directors of which have terms expiring in 1993. The Board of Directors of the Company (the "Board") shall take appropriate action in accordance with the Company's By-Laws to increase the number of directors constituting the entire Board and to create new directorships to permit the appointment of such designees to the Board by filling such newly created directorships as provided in this Section 1.1.1. As long as this Agreement is in effect and provided each of the Principal Investors has voting power through its ownership of voting securities of the Company ("Voting Power") equal to at least 5 percent of the total votes entitled to be cast at meetings of the Company's stockholders when all classes are voting together and not as individual classes (the "Outstanding Votes"), the holders of a majority of the outstanding shares of Series B Preferred Stock shall be entitled to vote for and elect both of such designees (provided, that if one of the Principal Investors has Voting Power equal to 5% of the Outstanding Votes and the other Principal Investor has Voting Power of less than 5% of the Outstanding Votes, a majority of the outstanding shares of Series B Preferred Stock shall be entitled to elect only the designee of the Principal Investor with Voting Power equal to 5% of the Outstanding Votes), or to elect an alternative person or persons selected by such Principal Investors, as directors of the Company. Galen's designee to serve as director of the Company will be Bruce F. Wesson and Warburg Pincus's designee will be Patrick Hackett or, in each case, such other persons as may be reasonably acceptable to the Company.

            1.1.2 Certain Resignations or Removals. In the event that any director would not continue to be entitled to be elected a director pursuant to
Section 1.1.1, the Investor Group, if requested by a majority of the other directors of the Company excluding the Investor Group's designees, will cause any such designee on the Board promptly to resign. The Investor Group, acting by majority of the then outstanding shares of Series B Preferred Stock, shall at all times have the right to remove with or without cause, a director designated by the Principal Investors.

If such director shall fail to resign as required by the first sentence of this
Section 1.1.2, the Company may cause a special meeting of the holders of Series B Preferred Stock to be called for the purpose of removing such director and the Investor Group shall vote all shares of Series B Preferred Stock over which each Investor has voting power entitled to vote at such meeting in favor of removal.

            1.1.3 Filling Vacancies. In the event of the death, removal or resignation (other than a resignation pursuant to Section 1.1.2) of any director elected in accordance with Section 1.1.1, at the written request of the Principal Investor which designated such director or holders of a majority of the outstanding shares of Series B Preferred Stock, unless the Board shall have previously filled such vacancy with a director selected in accordance with
Section 1.1.1, the Company shall call a special meeting of the holders of Series B Preferred Stock for the purpose of electing the director selected in accordance with Section 1.1.1 to fill the vacancy created by such death, removal or resignation.

            1.1.4 Notice of Meetings; Expenses. Notice shall be given to each member of the Board prior to any meeting of the Board in accordance with the Company's By-Laws. To the extent permitted by Company policy, the Company shall reimburse each member of the Board for the reasonable out-of-pocket expenses, including, without limitation, travel and lodging expenses, incurred by him in attending any meeting of the Board. The parties hereto acknowledge that the Company's existing policy permits such reimbursement, and there is no present intention on the part of the Company to change such policy.

      1.2 Covenant to Vote. Each Investor shall appear in person or by proxy at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election or removal of any director and shall vote (a) the shares of Series B Preferred Stock held by such Investor at such meeting in favor of (i) the election of the directors designated in accordance with Section 1.1.1, (ii) the removal of directors in accordance with Section 1.1.2, (iii) the election of directors to fill vacancies in accordance with Section 1.1.3., and
(b) the shares of Series B Preferred Stock, the Conversion Shares and any shares of any other voting securities of the Company held by such Investor at such meeting in favor of the election of directors nominated by management of the Company or the Board consistent with the terms of this Agreement, provided that the Investors shall be obligated to appear in person or by proxy and vote as provided in this clause (b) only for as long as the Investor Group has Voting Power of less than fifty-one percent (51%) of the Outstanding Votes. Any action required to be taken by the Investors as stockholders of the

Company pursuant to this Article I may be effected by written consent in accordance with applicable Delaware law.

      1.3 No Voting or Conflicting Agreements. After the date hereof, no Investor shall grant any proxy, or enter into, or agree to be bound by, any voting trust with respect to the voting of any voting securities of the Company held by such Investor, nor shall any Investor enter into any shareholder agreements or arrangements of any kind with any person with respect to the voting of any voting securities of the Company held by such Investor inconsistent with the provisions of this Article I (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement). No Investor shall act, for any reason, as a member of a group or in concert with any other persons in connection with the voting of shares of voting securities of the Company in any manner which is inconsistent with the provisions of this Article I.

      1.4 Actions Consistent with Agreement. The Company and the Board shall not circumvent this Agreement by taking any action through a subsidiary that would be prohibited under this Agreement if taken directly by the Company.

                                   ARTICLE II

                  LIMITATION OF CONVERSION SHARES VOTING POWER

      2.1 Limitation of Voting Power. Notwithstanding the number of votes to which the holders of Issued Conversion Shares (as defined below) may otherwise be entitled, each Investor holding shares of Common Stock issued upon conversion of shares of Series B Preferred Stock ("Issued Conversion Shares") shall be entitled to vote on all matters together with the holders of shares of Common Stock and in so voting shall be entitled to exercise Voting Power equal to the Total Conversion Share Common Votes (as defined below) allocated to each Investor ratably on the basis of the number of Issued Conversion Shares held by each Investor in proportion to the total number of Issued Conversion Shares outstanding on the record date for the determination of stockholders entitled to vote on such matters. The remaining votes attributable to the Issued Conversion Shares in excess of the Total Conversion Share Common Votes shall be voted on such matters pro rata based on the total votes cast on such matters, excluding Total Conversion Share Common Votes.

      a. Definitions. For purposes of this Article II, the following definitions shall apply:

            i. Voting Percentage. "Voting Percentage" shall mean a fraction, the numerator of which is the sum of (a) the number of Issued Conversion Shares outstanding on such record date (after giving effect to proportionate adjustments for stock splits, subdivisions and the like) plus (b) the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted on such record date, and the denominator of which is the sum of (a) the number of shares of Common Stock (including Issued Conversion Shares) outstanding on such record date plus (b) the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted on such record date plus (c) the number of shares of Common Stock issuable upon the conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock (other than Series B Preferred Stock) and upon the exercise of all options, rights or warrants to purchase shares of Common Stock outstanding on such record date (the "Voting Percentage Denominator"); provided, however, that if on such record date the Voting Percentage Denominator is less than 18,826,634 (as adjusted for stock splits, subdivisions and the like), the Voting Percentage shall be calculated using a Voting Percentage Denominator equal to (1) the sum of (x) 18,826,634 (as adjusted for stock splits, subdivisions and the like) plus (y) the number of shares of Common Stock issued after the date hereof, if any, plus (z) the number of shares of Common Stock issuable upon the conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock issued after the date hereof, if any, and upon the exercise of all options, rights or warrants to purchase shares of Common Stock issued after the date hereof, if any, minus (2) the sum of (w) the number of outstanding shares of Common Stock repurchased or redeemed by the Company after the date hereof, if any, plus (x) the number of shares of Common Stock issuable upon the exercise of any of the common stock purchase warrants issued in connection with the issuance of the 9.0% Cumulative Nonconvertible Preferred Stock of the Company that have expired or have been cancelled or repurchased by the Company after the date hereof, if any, plus (y) the number of shares of Common Stock issuable upon conversion or exchange of any securities convertible or exchangeable for shares of Common Stock issued after the date hereof that have expired or have been cancelled or repurchased by the Company after the date hereof, if any, and upon the exercise of options, rights or warrants to purchase Common Stock issued after the date hereof that have expired or have been cancelled or repurchased by the Company after the date hereof, if any, plus (z) the number of shares of Series B Preferred Stock cancelled pursuant to the terms of the Stock Purchase Agreement, if any. The Voting Percentage calculated as of the date hereof is 29.354%.

            ii. Total Common Votes. "Total Common Votes" shall mean a fraction, the numerator of which is the number of Issued Conversion Shares outstanding on such record date (after giving effect to proportionate adjustments for stock splits, subdivisions and the like), and the denominator of which is equal to one (1) minus the Voting Percentage.

            iii. Total Conversion Share Common Votes. "Total Conversion Share Common Votes" shall mean the Total Common Votes multiplied by the Voting Percentage.

      b. Application of Restrictions. The obligations of the Investors contained in this Article II shall apply only to the Issued Conversion Shares held by the Investors and shall not apply to the shares of the Series B Preferred Stock (which are subject to and governed by the Certificate of Designation, Preferences and Other Rights of the Series B Preferred Stock) or to any other voting securities of the Company acquired by the Investors after the date hereof.

                                  ARTICLE III

                RESTRICTIONS ON TRANSFERS AND ISSUANCES OF STOCK

      3.1 General Prohibition on Transfers by Investors.

            3.1.1 Transfers in Accordance with Agreement. No Investor shall, at any time, directly or indirectly, sell, assign, pledge or encumber or otherwise transfer (any such transaction, whether or not for consideration, being referred to hereinafter as a "Transfer") any shares of Series B Preferred Stock, Conversion Shares or any Common Stock or other voting securities of the Company hereafter acquired by such Investor (collectively, "Company Securities"), or the right to acquire any Company Securities, to any person (any such person, regardless of the method of transfer, shall be referred to individually as a "Transferee" and collectively as "Transferees") unless such Transfer shall have been effected in accordance with the terms of this Agreement. The Company shall not record upon its books any Transfer of Company Securities held or owned by any of the Investors to any person except a Transfer in accordance with the terms of this Agreement.

            3.1.2 Transferee to Execute a Counterpart of this Agreement. No Transfer of Company Securities by an Investor shall be effective unless the Transferee shall have executed a counterpart to this Agreement, as amended or supplemented.

            3.1.3 Legend on Stock Certificate. The certificates representing Series B Preferred Stock and the Issued Conversion Shares shall bear legends on their face, or on the reverse thereof with a reference thereto on the face, as follows:

            " (i) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities or "blue sky" laws of any state. Accordingly, such securities may not be transferred, sold, pledged, encumbered or otherwise disposed of (a "Transfer") except (A) pursuant to an effective registration statement under the Act or (B) upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from registration under the Act and under any applicable state securities or "blue sky" laws.

            (ii) The securities represented by this certificate may not be Transferred unless such Transfer complies with the terms and conditions set forth in a Stockholders' Agreement, dated June 4, 1993, a copy of which is on file with the Secretary of the Company and which will be furnished by the Company to the holder hereof upon written request and without charge. No Transfer of such securities will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such Agreement."

      3.2 Compliance with Securities Laws. No Investor shall Transfer any Company Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of any Transfer of any Company Securities under any such laws or a breach of any undertaking or agreement of such Investor entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

      3.3 Permitted Transfers. The restrictions contained in Section 3.4 of this Agreement with respect to Transfers by Investors of Company Securities shall not apply to: (a) any Transfers (i) between any members of the Investor Group or their affiliates, (ii) to or between the respective partners or retired partners of an Investor which is a partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses) or affiliates of such partners, or (iii) to beneficiaries of an Investor which is a trust; (b) any Transfer by an individual Investor to the spouse or a child, lineal descendant, parent, grandparent, brother, sister, niece or nephew (collectively, a "Relative") of such Investor or spouse, or to a trust of which there are no principal (i.e. corpus) beneficiaries other than the grantor and/or one or more of such described Relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval; (c) any Transfer to a legal representative of an individual Investor in the event such Investor becomes mentally incompetent; (d) any Transfer to the personal representative of a deceased individual Investor;
(e) any Transfer by an individual Investor or Relative of such Investor to any other Investor or Relative of such other Investor; or (f) any Transfer by will or by the laws of intestacy by an individual Investor (each Transferee described in (a) through (f) above hereafter referred to individually as a "Permitted Transferee" and collectively as "Permitted Transferees").

      3.4 Right of First Refusal. Notwithstanding any other provisions in this Agreement, except as otherwise permitted in Section 3.3, until the earlier of the completion of a Qualified Public Offering (as hereinafter defined) and January 1, 1997, no Investor will Transfer (or agree to Transfer) any Company Securities, in one private transaction or a series of private transactions (a "Proposed Sale Transaction") unless the Company or its designee is first given an opportunity to acquire such Company Securities during the period of 90 days after the Company receives written notice from such Investor of the proposed Sale Transaction, or a copy of the agreement evidencing such transaction, on the same terms and conditions as the Proposed Sale Transaction. Such notice shall include the identity of the Proposed Transferee, the number of shares of Company Securities proposed to be Transferred, and the material terms of such proposed Sale Transaction, including (if applicable) the price and form of consideration to be paid. In the event the Company or its designee does not purchase the Company Securities proposed to be included in the Proposed Sale Transaction within such 90-day period, then, subject to compliance by such Investor with the terms of this Agreement, such Investor shall be permitted to Transfer (at the same or higher price) such Company Securities to the proposed Transferee; provided, that if such Company Securities are not Transferred within 60 days after the end of such 90-day period, then the Company or its designee shall continue to be entitled to one or more further rights of first refusal as described above; and provided further that, as a condition to any Transfer, such Investor shall take steps to ensure that the proposed Transferee becomes bound by and subject to the provisions of this Agreement as evidenced by the execution and delivery by such proposed Transferee as a condition precedent to such Transfer of a counterpart to this Agreement, pursuant to which the proposed Transferee shall become an additional party, as provided in Section 3.1.2. The Company in its sole discretion may assign its rights of first refusal to any person or entity so designated by the Company. For purposes of this Agreement, "Qualified Public Offering" shall mean a public offering of Common

Stock (a) at a price per share of (i) $8.50 (as proportionately adjusted for stock splits, subdivisions and the like) or more in the event such offering is consummated on or prior to June 30, 1995 or (ii) $10.00 (as proportionately adjusted for stock splits, subdivisions and the like) or more in the event such offering is consummated subsequent to June 30, 1995, and (b) with gross proceeds (before underwriting discounts and commissions, if any) to the Company in excess of $25,000,000.

Notwithstanding any other provisions of this Agreement, until completion of a Qualified Public Offering, each Investor agrees not to Transfer (or agree to Transfer) any Company Securities to any person or entity (i) who is a competitor of the Company or any subsidiary, or (ii) whose ownership of Company Securities (or rights related thereto) is reasonably likely to result in (A) the loss of, or failure to obtain, a certificate of need, license, permit or other regulatory approval or authorization of or reimbursement to or for the Company or any subsidiary material to the operations of the Company or any subsidiary, or (B) the imposition of any condition, modification, or limitation on such certificate, license, permit, approval, authorization or reimbursement that would be materially adverse to the operations of the Company or any subsidiary, or (iii) who, upon request by the Company, is unable in writing in connection with such Transfer to make the representations and warranties set forth in
Section 5.13 of the Stock Purchase Agreement (provided that for purposes of this Section 3.4, clause (ii) of the first sentence of said Section 5.13 shall be amended as set forth in Schedule 2 attached to this Agreement) as of the date immediately following the date of such Transfer, which representations and warranties may be updated in good faith from time to time as may be reasonably necessary to reflect changes in applicable laws, regulations and policies; or
(iv) which would cause the Company to become a reporting company pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Section 3.4, the good faith determination of a majority of the entire Board (excepting any directors designated by the proposed Transferor), made within thirty (30) days of written notice to the Board of the proposed Transfer, that a proposed Transferee is within the categories described in clauses (i), (ii) or (iii) above, shall in all respects be conclusive.

      3.5 Investor Group's Right to Purchase.

            3.5.1 Company Notice. If at any time the Company has a first right to purchase or offer to purchase shares of capital stock of the Company (including without limitation, the Series B preferred Stock or any class or other series of preferred stock, any security convertible into shares of Common Stock or preferred stock, any option, right or warrant to purchase shares of

Common Stock or preferred stock) (collectively, "First Refusal Shares") from any holder of capital stock of the Company (including the Principal Stockholders and the Investors) (a "Selling Stockholder") prior to a Transfer (whether by operation of law or otherwise) by such Selling Stockholder to a person or entity, regardless of whether such person or entity is then a holder of capital stock of the Company, or similar opportunity or right of first refusal or first offer, pursuant to a written agreement, arrangement, policy or plan (a "Selling Document," which shall include, without limitation, the Company's Employee Stock Ownership Plan/Trust (the "ESOP") and the Company's Management Equity Incentive
Plan) (collectively, "Company First Refusal Right"), the Company shall promptly give written notice to the Investors upon the occurrence of the event (a "First Refusal Event") giving rise to the Company First Refusal Right (the "Company Notice"), together with a copy of the Selling Document. In the event that the First Refusal Event is the receipt of written notice from the Selling Stockholder, the Company Notice shall also be accompanied by a copy of such Selling Stockholder's notice (the "Seller's Notice").

            3.5.2 Designation of Investor Group as Designee. Within five (5) business days of receipt of the Seller's Notice (or if no Seller's Notice was received, five (5) business days of the First Refusal Event), the Company shall give written notice to the Investors as to whether the Company will exercise the Company First Refusal Right (the "Company Election Notice"). In the event (i) the Company notifies the Investors that the Company will elect not to exercise in full or in part the Company First Refusal Right or (ii) the Company notifies the Investors that the Company will exercise the Company First Refusal Right, but elects not to do so prior to the expiration of the period within which the Company or its designee (or assignee) is entitled to exercise the Company First Refusal Right pursuant to the terms of the Selling Document (the "Stated Exercise Period"), the Company shall, subject to the proviso contained in the last sentence of this Section 3.5.2, designate the Investor Group as its designee (or assign to the Investor Group the Company First Refusal Right) for that number of First Refusal Shares equal to the product of the number of First Refusal Shares with respect to which the Company has elected to not exercise the Company First Refusal Right multiplied by the Voting Percentage (the "Investor First Refusal Shares"). Upon such designation (or assignment), the Investor Group shall be entitled to exercise the Company First Refusal Right with respect to the Investor First Refusal Shares as provided in Section 3.5.3 and upon the terms and conditions set forth in the Selling Document (the "Investor Purchase Right"); provided, that the Company shall designate the Investor Group (or assign to the Investor Group the Company First Refusal Right) only in the event that the Selling Stockholder proposes to Transfer or Transfers an aggregate of at least 400,000 First Refusal Shares (as adjusted proportionately for stock splits, subdivisions and the like) (if other than shares of Common Stock or preferred stock, determined as if converted into shares of Common Stock or preferred stock at the time of the Company Notice), whether in a single transaction or series of transactions, whether to the same or different Transferees (such 400,000 First Refusal Shares referred to herein as the "First Refusal Exemption Threshold"), provided further that Transfers of First Refusal Shares by the Selling Stockholder to its or his Permitted Stockholder Transferees (as defined in Section 3.6.1.5) shall not be included in determining whether the First Refusal Exemption Threshold has been met (but Transfers of First Refusal Shares by the Selling Stockholder and/or its or his Permitted Stockholder Transferees, individually or in the aggregate, to Transferees other than Permitted Stockholder Transferees shall be included in such determination).

            3.5.3 Allocation of Right to Purchase. The Company Election Notice shall state the number of Investor First Refusal Shares that each Investor would have the right to purchase upon the exercise by the Investor Group of the Investor Purchase Right, which number shall in each case be calculated as the product of (i) the number of Investor First Refusal Shares multiplied by (ii) a fraction, the numerator of which shall be the number of Conversion Shares beneficially owned by such Investor and the denominator of which shall be the number of Conversion Shares beneficially owned by all the Investors (the "Proportionate Share"). Within five (5) business days of receipt of the Company Election Notice, each Investor shall deliver to the Company a written notice (the "Investor Election Notice") stating its election to participate and the maximum number of First Refusal Shares (up to all the Investor First Refusal Shares) that such Investor is willing to purchase, and such Investor Election Notice shall constitute an irrevocable commitment to purchase such number of Investor First Refusal Shares, if any, as are allocated to such Investor pursuant to this Section 3.5.3 up to such maximum number of Investor First Refusal Shares. To the extent that the number of Investor First Refusal Shares allocated to an Investor exceeds the number such Investor indicated it was willing to purchase in its Investor Election Notice, the Company shall allocate all Investor First Refusal Shares not subscribed for to the Investors who subscribed for more Investor First Refusal Shares than their Proportionate Share (the "Fully Participating Investors") in the proportion that the number of Conversion Shares each Fully Participating Investor beneficially owns bears to the total number of Conversion Shares beneficially owned by all Fully Participating Investors. If the number of Investor First Refusal Shares so allocated to a Fully Participating Investor exceeds the maximum number of Investor First Refusal Shares that it indicated in its Investor Election Notice to the Company it was willing to subscribe for, then the Company shall allocate any such excess among all

Fully Participating Investors who have subscribed for a maximum number of Investor First Refusal Shares which exceeds the number of Investor First Refusal Shares allocated to them pursuant to the preceding sentence, in the proportion that the number of Conversion Shares each Fully Participating Investor beneficially owns bears to the total number of Conversion Shares beneficially owned by all such Fully Participating Investors, and the Company shall follow this procedure, if necessary, until all Investor First Refusal Shares available for purchase by the Investors have been allocated to them; provided, that any such excess may be allocated in such other manner as may otherwise be agreed by the Company and the Fully Participating Investors.

                  3.5.3.1 Notice of Final Allocation of Investor First Refusal Shares. The Company shall, within thirty (30) days of receipt of the Seller's Notice (or if no Seller's Notice was received, the First Refusal Event), notify the Selling Stockholder and each Investor in writing setting forth the final allocation of the Investor First Refusal Shares. Such notice to the Selling Stockholder shall be deemed the irrevocable exercise of the respective Investor Purchase Right on behalf of each purchaser named therein.

            3.5.4 Seller's Right to Transfer. If the Company and the Investor Group shall not exercise the Company First Refusal Right and the Investor Purchase Right, respectively, to purchase in the aggregate all of the First Refusal Shares as provided herein and within the Stated Exercise Period, then the Selling Stockholder shall be free to Transfer all (but not less than all) of the First Refusal Shares to its proposed Transferee upon the terms and conditions set forth in the Selling Document. If the Transfer of any First Refusal Shares to a proposed Transferee is not consummated in accordance with the terms and conditions of the Selling Document, then the Company shall be required to again comply with all of the provisions of this Section 3.5 as a condition to a Transfer of any such First Refusal Shares to a proposed Transferee.

            3.5.5 First Refusal Shares Other Than Investor First Refusal Shares. The Company shall have sole discretion over the exercise of or election with respect to any Company First Refusal Right relating to First Refusal Shares not included in the Investor First Refusal Shares.

            3.5.6 Representations and Covenant of the Company.

                  3.5.6.1 Representations. The Company represents and warrants to the Investors that, except as set forth in Schedule 1 attached hereto: (i) all of the Company's Company

First Refusal Rights are set forth in the documents described in Schedule 4.2 to the Stock Purchase Agreement; (ii) the Company is entitled to designate a designee (or assign to an assignee the Company First Refusal Right) under each Selling Document in each instance in which the Company has a Company First Refusal Right; (iii) nothing contained in the Selling Documents or to the Company's best knowledge otherwise prohibits the Company from designating the Investor Group as its designee (or assigning to the Investor Group the Company First Refusal Right as its assignee) as provided in this Section 3.5; (iv) the time periods provided in this Section 3.5 for the exercise of the Investor Purchase Right are within the Stated Exercise Periods expressly provided in the Selling Documents so as to permit the Investor Group to exercise the Investor Purchase Right in accordance with the terms and conditions set forth in this
Section 3.5; and (v) upon the designation of the Investor Group (or the assignment to the Investor Group of the Company First Refusal Right) as provided herein, the Investor Group shall be entitled to exercise the Company First Refusal Right as contemplated in this Section 3.5 and in accordance with the terms of the Selling Documents.

                  3.5.6.2 Covenants.

                  (i) In the event that the actual operation of any Stated Exercise Period is not sufficient to permit the exercise by the Investors of an Investor Purchase Right as contemplated in this Section 3.5, the Company will use its best efforts to obtain any necessary waiver of or modification to such Stated Exercise Period to enable the Investors to exercise the Investor Purchase Right.

                  (ii) For as long as this Agreement shall remain in effect, the Company will not (A) terminate any Company First Refusal Right, or (B) amend or modify the terms and conditions contained in any Selling Document or otherwise relating to the Company First Refusal Right or seek or enter into any understanding or arrangement to amend or modify, or waive (or agree or enter into any understanding or arrangement to waive) the observance of any such term or condition, in each case specified in this clause (B), in any manner that may adversely affect the Investor Purchase Right or the exercise thereof by the Investors, in each case without the prior written consent of Investors beneficially owning at least 66 2/3% of the Conversion Shares. For purposes of this Section 3.5.6.2, the Company's consent to a Transfer by any of the Principal Stockholders, Donald Gaetz, Esther T. Colliflower or Earl M. Collier, Jr. to a Permitted Stockholder Transferee of such individuals as expressly contemplated to be permitted in the relevant Selling Document shall not be deemed an amendment, modification or waiver of the Company First Refusal Right with respect to such person.

      3.6 Sales of Restricted Stock. Except as otherwise permitted in Section
3.6.1.5 of this Agreement, any Transfers by either Principal Stockholder of capital stock of the Company, including without limitation, any class or series of preferred stock, any security convertible into shares of Common Stock or preferred stock, and any option, right or warrant to purchase shares of Common Stock or preferred stock (collectively, "Restricted Stock"), owned by said persons (collectively, the "Restricted Persons") are subject to the following provisions of this Section 3.6:

            3.6.1 "Tag Along" Rights. If at any time during the term of this Agreement a Restricted Person proposes to Transfer to any Transferee Restricted Stock (the shares proposed to be Transferred being referred to herein as the "Offered Shares" and the proposed Transferee being referred to as an "Offeree"), no such Transfer shall be consummated by the Restricted Person seeking to sell such Restricted Stock (the "Selling Restricted Stockholder"), unless in connection with such Transfer the Offeree shall offer, in writing to each Investor, to purchase the Sale Percentage (as hereinafter defined) of the Company Securities then beneficially owned by each Investor (the "Investor Purchase Offer"). The Investor Purchase Offer shall be at the same purchase price per share for the Offered Shares (the "Offering Price") and on the same terms and conditions set forth in the Offeree's offer to purchase (the "Offer"). Notwithstanding anything contained herein to the contrary, the "Tag Along Rights" granted to the Investors in this Section 3.6 shall be exercisable only
(a) in the event that (i) the Company (or its designee or assignee) shall have failed to exercise its Right of First Refusal under Section 3.4 hereof, and (ii) the Selling Restricted Stockholder and/or his or her Permitted Stockholder Transferees, individually or in the aggregate, shall have, from the date hereof, Transferred (taking into account the Offered Shares, but not taking into account Transfers of Restricted Stock to Permitted Stockholder Transferees of the Selling Restricted Stockholder) in the aggregate (whether in a single transaction or multiple transactions, related or unrelated) thirty percent (30%) of the Restricted Stock beneficially owned by such Selling Restricted Stockholder and/or his or her Permitted Stockholder Transferees as of the date immediately following the date of this Agreement (the "Permitted Sale Amount"); and (b) with respect to Offered Shares in excess of the Permitted Sale Amount.

            3.6.1.1 Delivery of Investor Purchase Offer. The Selling Restricted Stockholder shall within five (5) business days of receipt of the Offer, deliver to the Investors written notice thereof, together with a copy of such Offer (the "Sale Notice"), and shall have delivered the Investor Purchase Offer to the Investors within ten (10) days of the date of the Sale Notice. Such Sale Notice shall specify the aggregate Sale Percentage of the

Company Securities entitled to be sold by the Investors. Each Investor shall have the right to sell its pro rata share of such Sale Percentage based upon the number of Conversion Shares beneficially owned by such Investor at the time of the proposed Transfer. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right to sell its pro rata portion of Company Securities, the other Investors may sell the non-selling Investor's portion on a pro rata basis determined in the same manner as provided in Section
3.5.3 (except that "Investor First Refusal Shares" shall be deemed to mean the "Sale Percentage of the Company Securities" and the terms "purchase" and "subscribe for" shall be deemed to mean "sell"). For purposes of this Section 3.6, the "Sale Percentage" shall mean the same percentage of the shares of Company Securities then beneficially owned by the Investors as the Offered Shares represent with respect to the shares of Restricted Stock beneficially owned by the Selling Restricted Stockholder immediately prior to the Transfer of the Offered Shares. Each Investor which desires to accept the Purchase Offer (a "Selling Investor") shall notify the Offeree in writing of its acceptance and the number of shares of Company Securities it elects to sell within twenty (20) days from receipt of the Investor Purchase Offer.

                  3.6.1.2 Reduction in Offered Shares. In the event that the Offeree does not wish to purchase all of the Offered Shares and the Company Securities that the Investors have elected to sell under Section 3.6.1, the Selling Restricted Stockholder shall reduce the number of Offered Shares to be sold to the Offeree to the extent necessary so that the Selling Restricted Stockholder and the Selling Investors shall sell Restricted Stock and Company Securities, respectively, pro rata, to the Offeree. For purposes of this Section 3.6.1.2, the pro rata share of the Selling Restricted Stockholder shall be based upon the ratio that the number of Offered Shares bears to the aggregate number of Offered Shares and the number of shares of Company Securities equal to the Sale Percentage of Company Securities entitled to be sold under Section 3.6.1 (the "Total Purchase Shares"), and the pro rata share of the Selling Investors shall be based upon the ratio that the number of shares of Company Securities equal to the Sale Percentage of Company Securities entitled to be sold under
Section 3.6.1 bears to the Total Purchase Shares.

                  3.6.1.3 Failure to Consummate Transfer.

            (a) In the event that none of the Investors elect to participate in the Transfer to the Offeree, the Selling Restricted Stockholder shall be free to Transfer all or less than the number of shares of Restricted Stock to the Offeree at a purchase price per share at or less than the Offering Price and on the other terms and conditions set forth in the Offer; provided, that in the event of any increase in purchase price or any change in other terms and conditions, the Selling Restricted Stockholder shall again comply with the requirements of
Section 3.6.1.

            (b) If the Transfer of the Offered Shares and the shares of Company Securities to be Transferred from Selling Investors as set forth in any notices provided under Section 3.6.1.1 is not consummated within sixty (60) days of receipt of the Sale Notice, then the Selling Restricted Stockholder shall be required to cause the Offeree to again comply with the provisions of this
Section 3.6 as to any proposed Transfer; provided, that, if the Transfer of Company Securities from any Selling Investor is not so consummated due to any action or failure to act on the part of such Investor then the Offeree shall not be required to purchase such Selling Investor's allocable share of Company Securities or again comply with the provisions of this Section 3.6 with respect to such Investor.

                  3.6.1.4 Right to Abandon Transfer. The Selling Restricted Stockholder reserves the right not to proceed with any proposed Transfer to an Offeree for any reason whatsoever. The Selling Restricted Stockholder also reserves the right to seek an increase from the Offeree in the number of shares of Restricted Stock that the Offeree is willing to purchase or more favorable terms and conditions; provided, that in the event of any such increase or change in terms and conditions the Selling Restricted Stockholder shall again comply with the requirements of Section 3.6.1.

                  3.6.1.5 Provisions Inapplicable to Section 3.5 Transfers. Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.6.1 shall not apply with respect to the Principal Stockholders to
(i) any Transfer to the Company or an Investor as a result of the exercise by the Company or an Investor of the Company First Refusal Right or the Investor Purchase Right pursuant to Section 3.5 or through the Stock Repurchases (as defined in the Stock Purchase Agreement), (ii) any Transfers to (a) a charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) a charitable remainder trust under the Code and the applicable regulations thereunder or (c) the spouses or lineal descendants of the transferor or (iii) any transfer by will or by the laws of intestacy (collectively, "Permitted Stockholder Transferees"), even if such Transfer would result in a Transfer of Restricted Stock in excess of the Permitted Sale Amount (provided that all Transfers of Restricted Stock to Transferees other than Permitted Stockholder Transferees of the Principal Stockholders and all Transfers of Restricted Stock by Permitted Stockholder Transferees of the Principal Stockholders to Transferees other than Permitted Stockholder Transferees shall be subject to the provisions of this Section 3.6.1). No Transfer of Restricted Stock by a Restricted Person shall be effective unless the Transferee shall have executed a counterpart to this Agreement, as amended or supplemented.

                  3.6.1.6 Closing of Purchase. In the case of a purchase of Restricted Stock by an Offeree pursuant to this Section 3.6, the parties to such purchase shall mutually determine a closing date which shall not be later than 60 days after the anticipated closing date set forth in the Sale Notice (or on the first business day after the expiration of such 60 day period if expiration occurs on a day other than a business day). The closing shall be held at 11:00 a.m. local time, at the principal executive office of the Company or at such other time or place as the Offeree may require. The Offeree shall deliver to the Selling Investor(s) the purchase price for the securities being purchased in cash by wire transfer (or if agreed to by the selling Investor(s), by certified or cashier's check), or if other than cash, in the form of consideration to be delivered by the Offeree.

            3.6.2 Definition. Proposed "Transferee" means a person or group of persons, as defined in Section 13(d)(3) of the Exchange Act, to whom Restricted Stock is proposed to be Transferred pursuant to the terms of this Agreement; provided that two or more Restricted Persons shall not be deemed a "group" for purposes of this definition solely because they are parties to this Agreement.

      3.7 Form of Consideration for Stock. No offer from any proposed Transferee shall be deemed to be a valid or bona fide offer under any Section of this
Article III unless the purchase price of such offer is payable in cash or marketable securities that can be readily valued by reference to quoted trading prices. In determining whether consideration offered under any Section of this
Article III is greater than, less than, or equal to the purchase price in a proposed Transfer or Transfer, only the per share value of the cash consideration or such marketable securities shall be considered.

      3.8 Merger Transaction. The Company may enter into any agreement of merger to merge with or into any other corporation or adopt any other plan of recapitalization, consolidation, reorganization or other restructuring transaction, if approved by (i) a majority vote of the entire Board, and (ii) the holders of more than fifty percent (50%) of the outstanding shares of each class of stock then outstanding entitled to vote pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation (the "Voting Classes"). In such event, Sections 3.4, 3.5 and 3.6 of this Agreement shall not be applicable to the Transfer, conversion or exchange in such merger or other plan for such consideration as approved by the Board, and the Voting

Classes; provided that, in the event that the Investors continue to hold shares of Common Stock of the Company or capital stock of any other entity succeeding thereto or surviving such merger or other plan representing a majority of the voting power of the Company or such entity, this Agreement shall remain in full force and effect and shall be applicable to any shares of capital stock (including common stock into or for which securities may be convertible, exchangeable or exercisable) of the Company or other entity issued with respect to, upon conversion of, or in exchange for, the shares of stock in connection with such merger or other plan.

      3.9 Issuance of New Securities. Until the completion of a Qualified Public Offering, the Investor Group shall have the right to purchase, pro rata, all (or any part) of any New Securities (as defined in this Section 3.9) which the Company may, from time to time, sell or issue. The pro rata share of the Investor Group shall be determined by multiplying the number of shares of New Securities to be issued or sold by the Company by a fraction, the numerator of which is the number of Conversion Shares beneficially owned by all the Investors and the denominator of which is the sum of (i) the number of shares of Common Stock (including Issued Conversion Shares) then outstanding plus (ii) the number of shares of Common Stock issuable upon the conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock (including Series B Preferred Stock) and upon the exercise of all options, rights or warrants to purchase shares of Common Stock then outstanding (the "Pro Rata Amount"). The pro rata share of each Investor shall be equal to the Proportionate Share of the Pro Rata Amount as determined in Section 3.5.3 (as if the Pro Rata Amount were the Investor First Refusal Shares) at the time of sale or issuance. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata portion of the Pro Rata Amount of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis in the same manner as provided in Section 3.5.3 (as if the Pro Rata Amount were the Investor First Refusal Shares) within seven (7) days from the date such non-purchasing Investor fails to exercise its right to purchase its pro rata share of the Pro Rata Amount of New Securities.

            3.9.1 Definitions. "New Securities" shall mean any capital stock (including the Common Stock or the preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible or exercisable into or exchangeable for capital stock; provided that the term "New Securities" does not include: (i) Series B Preferred Stock purchased under the Stock Purchase Agreement; (ii) the Conversion Shares; (iii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended; (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby either the Company owns, or the stockholders of the Company existing immediately prior to such acquisition own, in the aggregate, not less than fifty-one percent (51%) of the voting power of such corporation; (v) securities described in Section 4(f)(iii) of the Company's Certificate of Designations, Preferences and Other Rights of the Series B Preferred Stock; (vi) options, warrants or rights to purchase Company Securities granted or issued after the date hereof to current or former directors, officers, employees or consultants of the Company or of any subsidiary of the Company (other than those individuals listed on Schedule B attached hereto, unless the grant or issuance to such listed individuals has been approved or recommended by a majority of the disinterested directors serving on the Compensation Committee of the Board) pursuant to any stock option, purchase or bonus plan or similar plans or arrangements, and any Company Securities issued or issuable pursuant to such options, warrants or rights; or (vii) Common Stock issued to the ESOP, provided such issuance is approved or recommended by a majority of disinterested directors serving on the Compensation Committee of the Board.

            3.9.2 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue the same and the number of shares allocable to such Investor. Such notice shall be given no more than ninety (90) days before the date for the issuance or sale of New Securities. Each Investor shall have ten (10) business days from the date of receipt of any such notice to agree in writing to purchase, in whole or in part, the Investor's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            3.9.3 Closing. The Investors shall purchase and pay for the New Securities at the time and place the Company sells the New Securities not being purchased by such Investors pursuant to agreements which are substantially identical in form and substance. In the event the Company sells such New Securities in a series of transactions, the Investors will purchase and pay for such of their respective portions of New Securities sold by the Company at each such seriatim transaction at the time and place of each such seriatim transaction.

      3.10 Conflict. If the provisions of this Article III conflict with any provisions contained in any agreements executed between the Company and Westbrook and Carole Westbrook (including under any stock option plan or agreement adopted by the Board of Directors of the Company), the provisions of this Agreement shall control.

      3.11 Agreement on File. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

                                   ARTICLE IV

                               INFORMATION RIGHTS

      4.1 Investor Financial Information. From and after the date hereof until the Company becomes a reporting company pursuant to Section 12 of the Exchange Act, the Company shall deliver to each Investor so long as such Investor continues to beneficially own at least 5,000 Conversion Shares, except for the annual statements referred to in Section 4.1.2 below, which shall be delivered to each Investor as long as such Investor owns any shares of Common Stock:

            4.1.1 Quarterly Statements. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its subsidiaries as of the close of such quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, subject to audit and normal year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year.

            4.1.2 Annual Statements. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a copy of the consolidated balance sheet and consolidated statement of income, stockholders' equity and changes in cash flow of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company.

            4.1.3 Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the Securities and Exchange Commission or any successor agency, if applicable (the "Commission"), of any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any of its subsidiaries with any securities exchange or the Commission, and of any press release issued by the Company or any of its subsidiaries.

      4.2 Director Materials. The Company shall prepare and deliver to each director of the Company:

            4.2.1 Monthly Financial Statements. As soon as practicable, and in any event within 20 days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its subsidiaries as of the close of such month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, subject to audit and normal year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year.

            4.2.2 Business Plan; Projections. As promptly as practicable consistent with past practices but in no event later than sixty (60) days after the end of the prior fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis. Within 45 days of the close of each fiscal quarter of the Company, the Company shall provide its directors with a comparison of actual year-to-date results with the corresponding budgeted figures.

            4.2.3 Audit Reports. As soon as practicable after the receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by its independent certified public accountants in connection with any annual, interim or special audit made by them of the books of the Company and its subsidiaries.

            4.2.4 Requested Information. With reasonable promptness, the Company shall furnish each director with such other data and information as from time to time may be reasonably requested.

                                    ARTICLE V

               REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

      5.1 Representations of the Investors. Each Investor hereby severally represents and warrants as follows: (a) the Investor has the requisite power and authority to enter into this Agreement, and this Agreement is a valid, binding and enforceable obligation of the Investor enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; (b) the Investor is acquiring the Series B Preferred Stock (and, if it converts the Series B Preferred Stock, will be acquiring the Conversion Shares) for investment purposes only and not for the purpose or effect of changing or influencing the control of the Company or in connection with or as a participant in any transaction having such purpose or effect; and (c) the statements contained in this Article V pertaining to the Investor are true and correct as of the date hereof in all respects.

      5.2 Representation of the Company. The Company represents and warrants that it has the power and authority to enter into this Agreement, and that this Agreement is a valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

      5.3 Additional Covenants of the Investors. Each Investor severally agrees that neither such Investor nor any of his or its associates or affiliates (a) until completion of a Qualified Public Offering will announce, publicly propose or solicit any person or company to acquire, offer to acquire or agree to acquire by merger, tender offer, purchase or otherwise, the Company or a substantial portion of its assets or more than ten percent (10%) of the Common Stock; (b) for as long as the Investor Group has Voting Power of less than fifty-one percent (51%) of the Outstanding Votes, (i) will have or seek to have any designee of the Investor Group serve as the Chairman of the Board, (ii) will propose a director or directors in opposition to the nominees proposed by the management of the Company or the Board, other than as permitted in this Agreement, or (iii) except in the course of performing duties by the Investor Group's designees as members of the Board, will exercise or attempt to exercise, directly or indirectly, control or controlling influence over the management, policies or business operations of the Company. Each Investor further severally agrees that as long as this Agreement is in effect, the Investor and his or its associates and affiliates will not act in concert with any person or entity or assist, aid or abet any associate or affiliate to act, or act in concert, with any person or entity, in a manner which is inconsistent with the terms hereof or which attempts to evade any provision or requirement of this Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

      6.1 Term. This Agreement shall terminate on the date when any of the following events first occurs: (a) upon the closing date of a Qualified Public Offering, (b) upon the mutual written agreement by the Company and the Investors, or (c) the tenth (10th) anniversary of the date of this Agreement.

      6.2 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      6.3 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing (including telex or fax) and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

      If to the Company:            Vitas Healthcare Corporation
                                    100 South Biscayne Blvd.
                                    Suite 1500
                                    Miami, Florida  33131
                                    Attention: Chairman of the Board

      With a copy (which
      shall not constitute
      notice) to:                   Hogan & Hartson
                                    555 13th Street, N.W.
                                    Washington, D.C. 20004
                                    Att: Robert J. Waldman, Esq.

If to Westbrook or                  Vitas Healthcare Corporation
Carole Westbrook:                   100 South Biscayne Blvd.
                                    Suite 1500
                                    Miami, Florida 33131
                                    Attention: Chairman of the Board

With a copy (which                  Greenberg, Traurig, Hoffman,
shall not constitute                Lipoff, Rosen & Quentel, P.A.
notice) to:                         1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Attention: Martin Kalb, Esq.

If to an Investor:                  To such Investor at the address specified
                                    below its name on the signature pages hereof

With a copy (which                  Lowenthal, Landau, Fischer & Bring, P.C.
shall not constitute                250 Park Avenue
notice) to:                         New York, New York  10177
                                    Att: George N. Abrahams, Esq.

Each party, by written notice given to the Company in accordance with this
Section 6.3, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder shall be deemed to have been given
(i) on the date of delivery, if delivered personally; (ii) on the same day as dispatch if by telex or fax; (iii) one business day after delivery to a nationally recognized courier service if marked for next business day delivery; or (iv) three (3) days after the date of mailing, if mailed.

      6.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. If any party or any Transferee of any party shall acquire any Company Securities or Restricted Stock, as applicable, in any manner, whether by operation of law or otherwise, such Company Securities or Restricted Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Company Securities or Restricted Stock such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

      6.5 Governing Law. Regardless of the place of execution, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding choice of law provisions thereof).

      6.6 Headings; Schedules. Section headings are inserted herein for convenience only and do not form a part of this Agreement. Unless otherwise indicated, references in this Agreement to a Section shall be deemed to refer to such Section of this Agreement, and a reference to a Schedule shall be to such Schedule, if any, to this Agreement which Schedule is incorporated herein by reference.

      6.7 Gender; Number. Unless the context of this Agreement otherwise requires, the masculine, feminine or neuter gender each shall include the other genders, and the singular shall include the plural.

      6.8 Entire Agreement; Modification. This Agreement, the Stock purchase Agreement (including all exhibits and schedules thereto), a certain letter dated the date of the Stock purchase Agreement and delivered therewith, the Registration Rights Agreement and the letter agreements related to confidentiality between Furman Selz Incorporated and Galen Associates, Harvest Ventures Inc., and Warburg, Pincus Ventures, Inc. dated October 29, 1992, November 2, 1992 and February 22, 1993, respectively, as deemed amended by and as provided in the Stock Purchase Agreement (the "Confidentiality Agreements"), set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and the purchase of the Series B Preferred Stock and merges and supersedes any and all prior discussions, agreements and understandings between or among them with respect thereto, and no party shall be bound by any condition, definition, warranty or representation, other than those expressly set forth or provided for in this Agreement, the Stock Purchase Agreement, that certain letter, the Registration Rights Agreement and the Confidentiality Agreements or in any document or instrument delivered pursuant to such agreements, or as may be set forth in writing and signed by the party or parties to be bound thereby on or subsequent to the date hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company, the Principal Stockholders and the Investors beneficially owning two-thirds (2/3) of the Conversion Shares. This Agreement, and the rights and obligations hereunder, may not be assigned to any person or entity except as otherwise specifically permitted herein.

      6.9 Certain Definitions. For purposes of this Agreement, the terms "affiliate," "associate" and "control" shall have the meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

      6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Agreement on the date first written above


                                       VITAS HEALTHCARE CORPORATION


                                       By: /s/ Earl M. Collier, Jr.
                                           -------------------------------------
                                           President


                                       /s/ Hugh A. Westbrook
                                       -----------------------------------------
                                       HUGH A. WESTBROOK



                                       /s/ Carole S. Westbrook
                                       -----------------------------------------
                                       CAROLE S. WESTBROOK

                                       GALEN PARTNERS II, L.P.
                                       By GWW Partners, L.P.
                                       (its General Partner)



                                       By: /s/ Bruce F. Wesson
                                           -------------------------------------
                                                General Partner
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                      GALEN PARTNERS INTERNATIONAL II, L.P.
                                      By GWW Partners, L.P.
                                      (its General Partner)



                                       By: /s/ Bruce F. Wesson
                                           -------------------------------------
                                                General Partner
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                       GALEN ASSOCIATES

                                       By: Wesson Enterprises, Inc.



                                       By: /s/ Bruce F. Wesson
                                           -------------------------------------
                                                President
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                       WARBURG, PINCUS INVESTORS, L.P.

                                       By: Warburg Pincus & Co.
                                           (its General Partner)


                                       By:
                                           -------------------------------------
                                                Partner
                                       Address: 466 Lexington Avenue
                                                New York, New York 10017

                                       GALEN PARTNERS II, L.P.
                                       By GWW Partners, L.P.
                                       (its General Partner)



                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                      GALEN PARTNERS INTERNATIONAL II, L.P.
                                      By GWW Partners, L.P.
                                      (its General Partner)



                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                       GALEN ASSOCIATES

                                       By: Wesson Enterprises, Inc.



                                       By:
                                           -------------------------------------
                                                President
                                       Address: 666 Third Avenue
                                                New York, New York 10017


                                       WARBURG, PINCUS INVESTORS, L.P.

                                       By: Warburg Pincus & Co.
                                           (its General Partner)


                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                                Partner
                                       Address: 466 Lexington Avenue
                                                New York, New York 10017

                                       HARVEST PARTNERS INTERNATIONAL, L.P.

                                       By: Harvest Associates International,
                                             L.P.
                                           (its General Partner)



                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                                General Partner
                                       Address: 767 Third Avenue
                                                7th Floor New
                                                York, New York 10017


                                       DEUTSCHE BETEILIGUNGSGESELLSCHAFT



                                       By:
                                           -------------------------------------
                                                Managing Director
                                       Address: Bockenheimer Landstrasse 42
                                                D-6000 Frankfurt am Main 1
                                                Germany 841


                                       FRANKLIN CAPITAL ASSOCIATES II L.P.


                                       By: Franklin Ventures II L.P.
                                           (its General Partner)


                                       By: Franklin Venture Capital Inc.
                                           (its General Partner)


                                       By:
                                          --------------------------------------
                                                Vice President
                                       Address: 237 Second Avenue South
                                                Franklin, TN 37064

                                       HARVEST PARTNERS INTERNATIONAL, L.P.

                                       By: Harvest Associates International,
                                             L.P.
                                           (its General Partner)



                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 767 Third Avenue
                                                7th Floor New
                                                York, New York 10017


                                       DEUTSCHE BETEILIGUNGSGESELLSCHAFT



                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                                Managing Director
                                       Address: Bockenheimer Landstrasse 42
                                                D-6000 Frankfurt am Main 1
                                                Germany 841


                                       FRANKLIN CAPITAL ASSOCIATES II L.P.


                                       By: Franklin Ventures II L.P.
                                           (its General Partner)


                                       By: Franklin Venture Capital Inc.
                                           (its General Partner)


                                       By:
                                          --------------------------------------
                                                Vice President
                                       Address: 237 Second Avenue South
                                                Franklin, TN 37064

                                       HARVEST PARTNERS INTERNATIONAL, L. P.

                                       By: Harvest Associates International,
                                             L.P.
                                           (its General Partner)



                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 767 Third Avenue
                                                7th Floor New
                                                York, New York 10017


                                       DEUTSCHE BETEILIGUNGSGESELLSCHAFT



                                       By:
                                           -------------------------------------
                                                Managing Director
                                       Address: Bockenheimer Landstrasse 42
                                                D-6000 Frankfurt am Main 1
                                                Germany 841


                                       FRANKLIN CAPITAL ASSOCIATES II L.P.


                                       By: Franklin Ventures II L.P.
                                           (its General Partner)


                                       By: Franklin Venture Capital Inc.
                                           (its General Partner)


                                       By:  /s/ [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                                Vice President
                                       Address: 237 Second Avenue South
                                                Franklin, TN 37064

                                       HLM PARTNERS II L.P.
                                       By: HLM Associates, II, L.P.
                                           (its General Partner)


                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                                General Partner
                                       Address: 222 Berkeley Street
                                                Boston, MA 02116


                                       THE FORMANEK INVESTMENT TRUST


                                       By:
                                          --------------------------------------
                                          Peter R. Formanek, Trustee
                                       Address: 3030 Poplar Avenue
                                                Memphis, TN 38111


                                       -----------------------------------------
                                       HOWARD E. COX, JR.
                                       Address: Greylock
                                                One Federal Street
                                                26th Floor
                                                Boston, MA 02110


                                       -----------------------------------------
                                       DAVID BELLET
                                       Address: 125 East 72nd Street
                                                New York, New York 10021

                                       HLM PARTNERS II L.P.
                                       By: HLM Associates, II, L.P.
                                           (its General Partner)


                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 222 Berkeley Street
                                                Boston, MA 02116


                                       THE FORMANEK INVESTMENT TRUST


                                       By: /s/ Peter R. Formanek
                                          --------------------------------------
                                          Peter R. Formanek, Trustee
                                       Address: 3030 Poplar Avenue
                                                Memphis, TN 38111


                                       -----------------------------------------
                                       HOWARD E. COX, JR.
                                       Address: Greylock
                                                One Federal Street
                                                26th Floor
                                                Boston, MA 02110


                                       -----------------------------------------
                                       DAVID BELLET
                                       Address: 125 East 72nd Street
                                                New York, New York 10021

                                       HLM PARTNERS II L.P.
                                       By: HLM Associates, II, L.P.
                                           (its General Partner)


                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 222 Berkeley Street
                                                Boston, MA 02116


                                       THE FORMANEK INVESTMENT TRUST


                                       By:
                                          --------------------------------------
                                          Peter R. Formanek, Trustee
                                       Address: 3030 Poplar Avenue
                                                Memphis, TN 38111


                                       /s/ Howard E. Cox, Jr.
                                       -----------------------------------------
                                       HOWARD E. COX, JR.
                                       Address: Greylock
                                                One Federal Street
                                                26th Floor
                                                Boston, MA 02110


                                       -----------------------------------------
                                       DAVID BELLET
                                       Address: 125 East 72nd Street
                                                New York, New York 10021

                                       HLM PARTNERS II L.P.
                                       By: HLM Associates, II, L.P.
                                           (its General Partner)


                                       By:
                                           -------------------------------------
                                                General Partner
                                       Address: 222 Berkeley Street
                                                Boston, MA 02116


                                       THE FORMANEK INVESTMENT TRUST


                                       By:
                                          --------------------------------------
                                          Peter R. Formanek, Trustee
                                       Address: 3030 Poplar Avenue
                                                Memphis, TN 38111


                                       -----------------------------------------
                                       HOWARD E. COX, JR.
                                       Address: Greylock
                                                One Federal Street
                                                26th Floor
                                                Boston, MA 02110


                                       /s/ David Bellet
                                       -----------------------------------------
                                       DAVID BELLET
                                       Address: 125 East 72nd Street
                                                New York, New York 10021

                                   SCHEDULE A

                                    INVESTORS

Galen Partners II, L.P.
Galen Partners International II, L.P.
Galen Associates
Warburg, Pincus Investors, L.P.
Harvest Partners International, L.P.
Deutsche Beteiligungsgesellschaft
Franklin Capital Associates II L.P.
HLM Partners II L.P.
The Formanek Investment Trust
Howard E. Cox, Jr.
David Bellet

                                   SCHEDULE B

                             NON-EXEMPT INDIVIDUALS


Hugh A. Westbrook
Esther T. Colliflower
Donald E. Gaetz
Earl M. Collier, Jr.
J.R. Williams

                                   SCHEDULE 1

                  Exceptions to Certain Company Representations

1. Section 16 of the Company's Employee Stock Ownership Plan (the "Plan") provides that to the extent the Company is entitled to a right of first refusal with respect to proposed transfers of Company Stock (as defined in the Plan) by ESOP participants, such right must be exercised during a period not exceeding fourteen (14) days after receipt of a written offer from the ESOP participant proposing to transfer Company Stock.

2. Under the terms of Stock Option Agreements entered into pursuant to the Company's Management Equity Incentive Plan (the "MEIP"), the Company may assign its right of first refusal to (i) any stockholder of the Company who owns stock or securities having more than 35% of the combined voting power of all classes of stock of the Company, (ii) certain employee benefit plans (as defined therein), and (iii) an affiliate (as defined therein) of the Company.

                                   SCHEDULE 2

            (a) The phrase "to the best knowledge of such Investor" shall be deleted.

            (b) The phrase "an indirect ownership interest (as that term is defined" shall be deleted and the phrase "a direct or indirect ownership interest (as those terms are defined" shall be substituted therefor.